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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     We consent to the incorporation by reference in the Registration Statement
of Covenant Transport, Inc. on Form S-3 (file no.  333-                ) of our
report dated January 31, 1998, on our audits of the consolidated financial statements of Covenant Transport, Inc. as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997 which is included in Covenant Transport, Inc.'s Form 10-K for the year ended December 31, 1997. We also consent to the references to our firm under the caption "Experts".



                                   /s/ COOPERS & LYBRAND L.L.P.
                                   --------------------------------
                                   COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
April __, 1998